Leonard's Metal, Inc./Lockheed Martin Aeronautics Company
                         Business Reformation Agreement

Pursuant to discussions (telecom) conducted between Leonard's Metal, Inc. (Marie Edmondson/Elmer Long) and Lockheed Martin Aeronautics Company (William Krajewski) on 21 September 2001 the following business reformation agreement is hereby agreed to and in effect:

                              Settlement Agreement:

Applicable Lockheed Martin Purchase orders (as amended): # 4411009, # 4410964, # 4411010, # 4411011, # 4411012, # 4411013, # 4411016, # 4411017, # 4411018, #
44111022, # 4411020, # 4411623 and # 4411626

Leonard's Metal Inc. claim for the T50 Program Leading Edge Wing Seals (40 P/N's) [Leonard's Letter dated 17 September 2001]

     o Leonard's Metal, Inc. agrees to deliver to Lockheed Martin Aeronautics Company (Fort Worth, TX) ship sets # 4 -- # 7 (40 P/N's each ship set) in accordance with the following schedule:

          Ship Set # 4 = 31 October 2001 (on or before) Ship Set # 5 = 21 November 2001 (on or before) Ship Set # 6 = 02 January 2001 (on or before) Ship Set # 7 = 06 February 2001 (on or before)

     o Lockheed Martin agrees to pay to Leonard's Metal, Inc. the following lump sum payments per discussion w/Krajewski 9/26/01

          Settlement Payment  for  Ship Set # 1  Payable  Upon  Receipt  of
          Invoice
          Total Settlement = **********

     o Lockheed Martin agrees to enter a business agreement whereby Lockheed Martin agrees to purchase from Leonard's Metal, Inc. "follow on" production of T50 Program Leading Edge Wing Seals (40 P/N's, see "Attachment A" - incorporated herein) at a "not to exceed" ship set price of ********** each. This ship set price will be in effect until 31 December 2010, providing that Leonard's Metal, Inc. maintain a Lockheed Martin acceptable level of delivery and quality performance.

                                 OTHER MATTERS:

Lockheed Martin agrees "in good faith" to attempt to maintain (current Master Agreements to be extended through 31 December 2007) its existing business with Leonard's Metals, Inc. (see "Attachment B" - incorporated herein) and agrees to provide Leonard's Metal, Inc. with continued business opportunity to compete on additional sheet metal projects (providing adequate capability and capacity exists within Leonard's Metal, Inc) as they may arise within the Lockheed Martin Aeronautics Company (specifically - F16, C130 and F22 programs) providing that Leonard's Metal, Inc. maintain a Lockheed Martin acceptable level of delivery and quality performance.

Lockheed Martin also agrees to consider Leonard's Metal, Inc. for additional commodity work scope providing Leonard's Metal, Inc. meets Lockheed Martin necessary and required technical capability, quality, delivery and price requirements. This additional commodity work scope consideration consists of:

Subcontract   type  tooling   (design   and/or  build)   Subcontract   Machining
(specifically with Leonard's Precise (TX) and Tempco (CA) facilities)



/s/ Elmer Long       (date) 9/27/01 /s/ William N. Krajewski    (date) 9/24/01
----------------------------------- --------------------------------------------
Elmer Long                          William N. Krajewski
Director, Marketing                 Senior Manager, Airfinance
& Sales                             Components & Outsourcing
LMI Aerospace                       Lockheed Martin Aeronautics Company


* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange commission for Confidential Treatment of such text.